UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014 the Board of Directors of WellPoint, Inc. (the “Company”) appointed Joseph R. Swedish to the position of President, in addition to his current Chief Executive Officer position, effective May 14, 2014. The information regarding Mr. Swedish that is required to be included in this filing is contained in the Company’s 2014 Proxy Statement, which was filed with the U.S. Securities and Exchange Commission on April 1, 2014, and such information is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 14, 2014. The shareholders of the Company voted as follows on the matters set forth below.

1.	Election of Directors. The four nominees for director were elected to serve three-year terms to expire at the annual meeting of shareholders in 2017, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
R. Kerry Clark	216,546,201	1,983,226	753,519	14,498,562
Robert L. Dixon, Jr.	217,480,741	1,066,386	735,819	14,498,562
Lewis Hay, III	217,708,406	821,075	753,465	14,498,562
William J. Ryan	215,089,998	3,443,461	749,487	14,498,562

2.	Ratification of the Appointment of Ernst & Young LLP. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was ratified based upon the following vote:

For	Against	Abstain
230,614,202	2,274,538	892,768

3.	Advisory approval of the Company’s executive compensation. The shareholders approved the advisory vote on the compensation of the Company’s Named Executive Officers based upon the following vote:

For	Against	Abstain	Broker Non-Votes
204,906,522	13,222,491	1,153,933	14,498,562

4.	Shareholder proposal requesting the Board of Directors amend the By-Laws to prohibit political contributions. The shareholder proposal was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
3,428,933	204,513,515	11,340,498	14,498,562

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2014

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary